SUB-ITEM 77H

As of February 29, 2016, the following entity owned 25% or more of the voting securities of the MFS Blended Research Global Equity Fund:


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|ENTITY                                  |PERCENTAGE|
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|Massachusetts Financial Services Company|94.33%    |
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As of February 29,  2016,  the  following entity owned 25% or more of the voting securities MFS Blended Research Emerging Markets Equity Fund:

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|ENTITY                                  |PERCENTAGE|
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|Massachusetts Financial Services Company|93.02%    |
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As of February 29, 2016, the following  entity  owned  25% or more of the voting securities of the MFS Blended Research International Equity Fund:

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|ENTITY                                  |PERCENTAGE|
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|Massachusetts Financial Services Company|87.11%    |
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As of February 29, 2016, the following entity no longer  owns  owned 25% or more of the voting securities of the MFS Mid Cap Growth Fund:

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|ENTITY                      |
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|MFS Moderate Allocation Fund|
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